Exhibit 10.1

AGENUS

AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN

(as of April 8, 2016)

1. Purpose and Eligibility

The purpose of this Amended and Restated 2009 Equity Incentive Plan (the “Plan”) of Agenus Inc., a Delaware corporation (the “Company”), is to provide stock options and other equity-based interests in the Company to key employees, officers, and directors of, and consultants and advisors to, the Company and its Affiliates who, in the opinion of the Board, are in a position to contribute to the success of the Company and its Subsidiaries and all of whom are eligible to receive Awards under the Plan; provided that eligibility to receive Incentive Stock Options (as defined in Section 4(b)) shall be limited to those individuals described in Sections 4(a) and
4(b). Any person to whom an Award has been granted under the Plan is referred to as a “Participant.” Additional definitions are contained in Section 8.

2. Administration

a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to determine eligibility for, grant and amend Awards; to determine, modify or waive the terms and conditions of any Award; to determine whether Awards will be settled in shares of Common Stock, cash, other property, other Awards, or a combination thereof; to adopt, amend and repeal rules relating to the Plan; to interpret and correct the provisions of the Plan and any Award; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan or any Award.

b. Delegation. To the extent permitted by applicable law, the Board may delegate (i) any or all of its powers under the Plan to one or more committees or subcommittees of the Board (each, a “Committee”), (ii) to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future Affiliates and (iii) to such employees or other persons as it determines such ministerial acts as it deems appropriate. All references in the Plan to the “Board” shall mean any such other person, persons, Committee or the Board, as applicable. Discretionary Awards to non-employee directors will only be granted and administered by a Committee, each member of which is an “independent director” as defined in the applicable NASDAQ Marketplace Rules.

3. Stock Available for Awards

a. Number of Shares. Subject to adjustment under Section 3(e), the aggregate number of shares of Common Stock that may be delivered in satisfaction of Awards under the Plan is 20,200,000 shares of Common Stock, of which 1,649,460 shares remain available to grant as of April 8, 2016 and of which 6,000,000 shares shall become available subject to stockholder approval of the Plan. Up to 6,000,000 shares of Common Stock may be issued in satisfaction of Incentive Stock Options, but nothing in this
Section 3(a) shall be construed as requiring that any, or any fixed number of, Incentive Stock Options be awarded under the Plan. For purposes of this

Section 3(a), the number of shares of Common Stock that may be delivered in satisfaction of Awards will be determined (i) without regard to any shares of Common Stock underlying the portion of any Award that expires, becomes exercisable without having been exercised, terminates, is surrendered or forfeited to or repurchased by the Company due to failure to vest; (ii) by treating as having been delivered the full number of shares of Common Stock covered by any portion of a stock appreciation right (a “SAR”) that is settled in Common Stock (and not only the number of shares of Common Stock delivered in settlement) and (iii) by treating as having been delivered any shares of Common Stock withheld from an Option (as defined in Section 4(a)) or other Award to satisfy the tax withholding obligations with respect to such Option or other Award or in payment of the exercise price of such Option. For the avoidance of doubt, the number of shares of Common Stock available for delivery under the Plan shall not be increased by any shares of Common Stock that have been delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Option exercises. The limits set forth in this Section 3(a) shall be construed to comply with Section 422 of the Code. To the extent consistent with the requirements of Section 422 of the Code and the regulations thereunder, and other applicable legal requirements (including applicable stock exchange requirements), Common Stock issued under Substitute Awards shall not reduce the number of shares of Common Stock available for Awards under the Plan. The shares which may be delivered under Substitute Awards shall be in addition to the limitations set forth in this Section 3(a) on the number of shares available for issuance under the Plan, and such Substitute Awards shall not be subject to the per-Participant Award limits described in Section 3(c) below.

b. Type of Shares. Shares of Common Stock delivered by the Company under the Plan may be authorized but unissued shares of Common Stock or previously issued shares of Common Stock acquired by the Company. No fractional shares of Common Stock will be delivered under the Plan; provided that the Board may, in its sole discretion, provide for the delivery of cash in lieu of any fractional shares that would otherwise be deliverable hereunder.

c. Section 162(m) Limits. The following additional limits will apply to Awards of the specified type granted (other than a non-employee member of the Board, whose Awards shall be subject to the limits set forth in subsection (d) below) in any calendar year:

(1)	Options: 1,665,000 shares of Common Stock.

(2)	SARs: 1,665,000 shares of Common Stock.

(3)	Awards (other than Options or SARs) that are denominated in shares of Common Stock: 647,682 shares of Common Stock.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the share limits applicable to Options and SARs refer to the number of shares of Common Stock underlying such Awards; and (iii) the share limit under clause (3) refers to the maximum number of shares of Common Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (3) assuming a maximum payout. The foregoing provisions will be construed in a manner consistent with Section 162(m) of the Code, including, without limitation, where applicable, the rules under Section 162(m) of the Code pertaining to permissible deferrals of exempt awards.

d. Limitation on Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan to the contrary, including subsection (c) above, in the case of a non-employee member of the Board (a “Director”), additional limits shall apply such that the maximum grant-date fair value of Awards granted in any calendar year during any part of which the Director is then eligible under the Plan shall be $500,000, or $800,000 for the calendar year in which such Director is first elected or appointed to the Board, in each case, computed in accordance with FASB ASC Topic 718 (or any successor provision). The foregoing additional limits related to Directors of the Company shall not apply to any Award or shares of Common Stock granted pursuant to a Director’s election to receive an Award or shares of Common Stock in lieu of cash retainers or other fees (to the extent such Award or shares of Common Stock have a fair value equal to the value of such cash retainers or other fees).

e. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event that constitutes an equity restructuring within the meaning of FASB ASC Topic 718 (or any successor provision), the Board shall make appropriate adjustments to (i) the number and class of securities that may be delivered in satisfaction of Awards under the Plan, (ii) the number and class of securities, vesting schedule and exercise price per share or base value subject to each then outstanding or subsequently granted Award, and (iii) any other provision of Awards effected by such change. The Board may also make adjustments of the type described in the preceding sentence to take into account distributions to stockholders other than those provided for in the preceding sentence, or any other event, if the Board determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of Incentive Stock Options under Section 422 of the Code, the requirements of Section 409A of the Code, and for the performance-based compensation rules of Section 162(m) of the Code, to the extent applicable. References in the Plan to shares of Common Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 3(e).

4. Stock Options and SARs

a. General. The Board may grant options to purchase Common Stock (each, an “Option”) and SARs, determine the number of shares of Common Stock to be covered by each Option or SAR, the exercise price (or the base value from which appreciation is measured) of each Option or SAR and the conditions and limitations applicable to the exercise of each Option, SAR and the Common Stock issued upon the exercise thereof, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable. SARs may be settled in shares of Common Stock, cash or other property. Notwithstanding anything in the Plan to the contrary, eligibility for Options other than Incentive Stock Options shall be limited to individuals who are providing direct services on the date of grant of the Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury regulations.

b. Incentive Stock Options. An Option that the Board intends to be an “incentive stock option,” as defined in Section 422 of the Code (an “Incentive Stock Option”), shall be granted only to individuals who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

All Incentive Stock Options that are granted pursuant to the Plan shall be subject to, and shall be construed consistently with, the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as, or is not intended to be, an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option”.

c. Exercise Price. The Board shall establish the exercise price (or the base value from which appreciation is measured) at the time each Option or SAR is granted and specify such exercise price or base value in the applicable option or SAR agreement. Notwithstanding the foregoing, the exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be no less than 100% (in the case of an Incentive Stock Option granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the Common Stock subject to the Award, determined as of the date of grant, or such higher amount as the Board may determine in connection with the grant or as otherwise determined by the Board with respect to a Substitute Award.

d. Term. Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award agreement, provided, however, that no Option or SAR will be granted for a term in excess of 10 years (or 5 years, in the case of an Incentive Stock Option granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code).

e. Time and Manner of Exercise. Unless the Board expressly provides otherwise, Options and SARs may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person, or any other form of notice approved by the Board, together with payment in full as specified in Section 4(f). Any attempt to exercise such an Award by any person other than the Participant will not be given effect unless the Board has received such evidence as it may require that the person exercising the Award has the right to do so.

f. Payment Upon Exercise. No shares shall be delivered pursuant to any exercise of an Option until the Company receives payment in full of the exercise price in the manner provided in the applicable Award agreement. Methods of payment may include any of the following or any combination thereof or any other form of lawful consideration, as determined by the Board in its sole discretion: (i) cash, check or wire transfer of funds; (ii) promissory note; (iii) shares of Common Stock owned by the Participant valued at Fair Market Value; (iv) so-called “cashless exercise” or “net issuance”; and (v) arrangements with a broker or other financial institution for the prompt payment of the exercise price to the Company.

g. Prohibition of Repricing. Subject to Section 3(e) and Section 7(e), the Board is prohibited from amending any outstanding Option or SAR granted under the Plan to provide an exercise price per share or base value that is lower than the then-current exercise price per share or base value of such outstanding Option without stockholder approval. The Board is also prohibited from (i) cancelling any outstanding Options or SARs and granting in substitution therefor new Options or SARs covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option or SAR, or (ii) cancelling any outstanding Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Common Stock on the date of such cancellation in exchange for cash or other consideration, in each case, without stockholder approval.

h. No Reload Rights. No Option or SAR granted under the Plan shall contain any provision entitling a Participant to the automatic grant of additional Options or SARs in connection with any exercise of the original Option or SAR.

5. Stock Awards

a. Grants. The Board may grant Awards entitling Participants to acquire shares of Common Stock for any lawful consideration (a “Stock Award”). The Board may, but need not, provide that such Stock Award shall be subject to forfeiture to the Company in the event that conditions specified by the Board in the applicable Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (a “Restricted Stock Award”).

b. Terms and Conditions. The Board shall determine the terms and conditions of any such Stock Award. In the case of a Restricted Stock Award, any stock certificates issued in respect thereof shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due to the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6. Other Stock-Based Awards

The Board shall have the right to grant other Awards (“Other Stock-Based Awards”) based upon or with reference to the Common Stock and having such terms and conditions as the Board may determine, including, without limitation, the grant or sale of shares of Common Stock based upon certain conditions, the grant of securities convertible into Common Stock and the grant of phantom stock awards or stock units, which may be settled in cash or stock.

7. General Provisions Applicable to All Awards

a. Transferability of Awards. Neither Incentive Stock Options nor, except as the Board may otherwise expressly determine or provide in an Award agreement, other Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, Awards requiring exercise shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Award Provisions. The Board will determine the terms of all Awards, including the time or times as which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable, in each case, provided that such terms and conditions do not contravene the provisions of the Plan. Each Award shall be evidenced by an Award agreement in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. By accepting (or, under such rules as the Board may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Board.

c. Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under an Award. Unless the Board expressly provides otherwise, however, the following rules will apply if a Participant’s employment or other service terminates:

(i) Immediately upon the cessation of the Participant’s employment or other service relationship, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will (except as provided in (ii), (iii), and (iv) below) cease to be exercisable and will terminate, and, all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(ii) Subject to (iii) and (iv) below, all Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment or other service relationship, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three (3) months or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this 7(d), and will thereupon immediately terminate.

(iii) Subject to (iv) below, all Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment or other service relationship due to his or her death or Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the date of such cessation of employment or other service relationship, as applicable (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 7(d), and will thereupon immediately terminate.

(iv) All Stock Options and SARs (whether or not vested) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment or other service relationship will immediately terminate upon such cessation of employment or other service relationship if the termination is for Cause or occurs in circumstances that in the sole determination of the Board would have constituted grounds for the Participant’s employment or other service relationship to be terminated for Cause.

e. Acquisition of the Company.

(i) Consequences of an Acquisition. In connection with an Acquisition (as defined below), the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the “Board”) may, with respect to outstanding Awards (on the same basis or on different bases and on such terms and conditions as the Board shall specify) make appropriate provision for the continuation of such Awards by the Company or the assumption of, or substitution for, such Awards by the surviving or acquiring entity or for the substitution on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities or other consideration as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to, in lieu of, or in combination with the foregoing, with respect to unexercised Options or other unexercised Awards, the Board may, on the same basis or on different bases and on such terms and conditions as the Board shall specify, upon written notice to the affected Participants, provide that one or more such Options or Awards (or the vested portion thereof) must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such unexercised Options or unexercised Awards (or the vested portion thereof) shall terminate in their entirety, and/or provide that one or more unexercised Options or unexercised Awards (or the vested portion thereof), in whole or in part, shall be terminated in their entirety in exchange for a cash payment equal to the Fair Market Value (as determined by the Board in its sole discretion) of the shares subject to such unexercised Options or unexercised Awards (or the vested portion thereof) minus the exercise price (or base price) thereof, if applicable, and that if the exercise or purchase price (or base value) of an Award is equal to or greater than the Fair Market Value of one share of Stock, such Award shall be cancelled for no consideration. Unless otherwise determined by the Board (on the same basis or on different bases and on such terms and conditions as the Board shall specify), any repurchase rights, vesting provisions or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

(ii) Acquisition Defined. An “Acquisition” shall mean: (w) the sale of the Company in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (x) a consolidation, merger or similar transaction in which the Company is not the surviving corporation; or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other change of control or acquisition of the business of the Company, as determined by the Board.

(iii) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or an Affiliate or the acquisition by the Company of property or stock of an entity, the Board may grant Substitute Awards under the Plan. The Substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. All payments with respect to an Award will be subject to reduction for applicable tax or other legally or contractually required withholdings. The Board may, in its sole discretion, allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares underlying the Award creating the tax obligation, valued at their Fair Market Value (but not in excess of the minimum withholding required by law or such greater amount that would not result in adverse accounting consequences to the Company in the discretion of the Board). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant. The Board may impose such restrictions in connection therewith as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

g. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award at any time, including, but not limited to, if the Board determines that the provisions of the Plan or any Award are in contravention of any law or regulation of any governmental entity or self-regulatory organization with jurisdiction over the Company, or would have material adverse effects on the taxation of the Company or the Participant; provided, that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. For the avoidance of doubt, the foregoing shall not limit the Board’s ability under Section 3(e) or Section 7(e) to make adjustments to Awards in accordance with the terms of such sections.

h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares of Common Stock previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations. The Company may require, as a condition to exercise of the Award or delivery of shares of Common Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Common Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Board may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Board determines that stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Common Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Common Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

i. Acceleration. The Board may at any time accelerate the vesting or exercisability of an Award, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in ownership or control of the Company occurs, (ii) disqualify all or part of an Option as an Incentive Stock Option, or (iii) cause any other adverse or potentially adverse tax or other consequences. In the event of the acceleration of the vesting or exercisability of any Award, including pursuant to Section 7(e), the Board may provide, as a condition of such accelerated vesting or exercisability, that the Common Stock or other substituted consideration, including cash, with respect to which vesting or exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company on the terms and conditions as the Board may impose.

j. Dividends, etc. In the discretion of the Board, any Award under the Plan may provide the Participant with dividends or dividend equivalents payable currently or deferred with or without interest. Any entitlement to dividend equivalents or similar entitlements shall be established and administered either consistent with an exemption from, or in compliance with the requirements of, Section 409A of the Code. Dividends or dividend equivalent amounts payable in respect of Awards may be subject to such limits or restrictions or alternative terms as the Board may impose.

k. Use for Settlement or Compensation. Awards may be made available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Common Stock under the Plan if the Board so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 3). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify as exempt performance-based compensation under Section 162(m) of the Code, and such award is settled by the delivery of Common Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Board) to preserve the availability of such exemption.

l. Section 409A. Each Award shall contain such terms as the Board determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A of the Code or (ii) satisfies such requirements. In construing the Plan or any Award relating to the payment upon a termination or cessation of employment of any amounts that constitute a deferral of compensation subject to Section 409A of the Code, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms shall be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein). Notwithstanding anything to the contrary in the Plan or any Award, if at the time of the Participant’s termination of employment, the Participant is a “specified employee,” within the meaning of Treasury regulation 1.409A-1(i), as determined in the Board’s sole discretion, any and all amounts payable pursuant to any Award that constitute a deferral of compensation subject to Section 409A of the Code and would (but for this provision) be payable within six (6) months following the date of termination of employment, shall instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon the Participant’s death; except (A) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury Regulation Section 1.409A-1(b), as determined by the Board in its reasonable good faith discretion or (B) other amounts or benefits that are not subject to the requirements of Section 409A of the Code.

m. Section 162(m). This Section 7(m) applies to any Performance Award intended to qualify as exempt performance-based compensation under Section 162(m) of the Code, as determined by the Board. In the case of any Performance Award to which this
7(m) applies (other than, with respect to clauses (ii), (iii) and (iv), Options and SARs), (i) the Plan and such Award will be construed and administered to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exemption; (ii) the Board will preestablish, in writing and no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is consistent with qualifying the Award for such exemption), one or more Performance Criteria applicable to such Award, the amount or amounts that will be payable or earned (subject to reduction as describe below) if the Performance Criteria are achieved, and such other terms and conditions as the Administrator deems appropriate with respect to the Award; (iii) at the close of the applicable Performance Period the Board will certify whether the applicable Performance Criteria have been attained; and (iv) no amount will be paid under such Award unless the Performance Criteria applicable to the payment of such amount have been so certified, except as provided by the Board consistent with such exemption; and (v) the Board may, in its sole and absolute discretion (either in individual cases or in ways that affect more than one Participant), reduce the actual payment, if any, to be made under such Award to the extent consistent with such exemption.

n. Forfeiture. Awards held by a Participant are subject to forfeiture, termination and rescission, and a Participant will be obligated to return to the Company payments received with respect to Awards, in each case (i) to the extent provided in a Participant’s Award, (ii) in accordance with any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or (iii) as otherwise required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended. Each Participant, by accepting an Award pursuant to the Plan, agrees to return the full amount required under this Section 7(n) at such time and in such manner as the Board shall determine in its sole discretion and consistent with applicable law. The Company will not be responsible for any adverse tax or other consequences to a Participant that may arise in connection with this Section 7(n).

8. Miscellaneous

a. Definitions.

(i) “Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

(ii) “Award” means any Option, SAR, Stock Award, Restricted Stock Award, Performance Award and Other Stock-Based Award granted under the Plan.

(iii) “Cause” means, in the case of any Participant who is party to an employment, severance-benefit, change in control or similar agreement with the Company or any of its Affiliates that contains a definition of “Cause,” the definition set forth in such agreement shall apply with respect to such Participant under the Plan for so long as such agreement remains in effect. In the case of any other Participant, except as expressly provided otherwise in an Award agreement, “Cause” shall mean, as determined by the Board in its sole discretion,: (i) the Participant’s willful failure to perform (other than by reason of Disability), or material negligence in the performance, his/her duties and responsibilities to the Company or any of its Affiliates; (ii) material breach by the Participant of any provision of the Plan, the Award agreement or any other agreement with the Company or any of its Affiliates; or (iii) other conduct by the Participant that is materially harmful to the business, interests or reputation of the Company or any of its Affiliates.

(iv) “Company” means Agenus Inc.

(v) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(vi) “Common Stock” means common stock of the Company, par value $0.01 per share.

(vii) “Disability” means, in the case of any Participant who is party to an employment, severance-benefit, change in control or similar agreement with the Company or any of its Affiliates that contains a definition of “Disability,” the definition set forth in such agreement shall apply with respect to such Participant under the Plan for so long as such agreement remains in effect. In the case of any other Participant, except as expressly provided otherwise in an Award agreement, “Disability” shall mean such Participant’s having been continuously disabled from performing duties assigned to the Participant for a period of not less than six consecutive calendar months, in which case such Disability shall be deemed to have commenced on the date following the end of such six consecutive calendar months.

(viii) “Fair Market Value” means, as of a particular date, (i) the closing price for a share of Common Stock as reported on the NASDAQ Stock Market (or on any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported or (ii) in the event that the Common Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Board consistent with the rules of Section 422 and Section 409A of the Code, to the extent applicable.

(ix) “Performance Award” means an Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify as exempt performance-based compensation under Section 162(m) of the Code and Performance Awards that are not intended to so qualify.

(x) “Performance Criteria” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the vesting, payment or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto determined by the Board need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant individually, or to a business unit or division or the Company as a whole. For Awards intended to qualify as exempt performance-based compensation under Section 162(m) of the Code, a Performance Criterion will mean an objectively determinable measure or objectively determinable measures of performance relating to any or any combination of the following or any derivation of the following (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or a specified peer group or a select group of companies) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Board specifies, consistent with the requirements of Section 162(m)) of the Code: sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital, capital employed or assets; one or more operating ratios; operating income or profit, including on an after-tax basis; net income; debt levels or reduction, leverage ratios or credit rating; market share; capital expenditures; cash flow (including, but not limited to, operating cash flow and free cash flow); stock price; stockholder return; sales of particular products or services; customer acquisition, expansion and retention; regulatory compliance; regulatory or other filings or approvals; research, development, clinical, regulatory, manufacturing or product development milestones; discovery, preclinical or clinical stage scientific discoveries, objectives or inventions; manufacturing or process developments; acquisitions and divestitures (in whole or in part); new or expanded joint ventures, strategic alliances, licenses, collaborations or partnerships, or achievement of milestones under any of the foregoing; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity), refinancings or other capital raising transactions; receipt of alternative financing; implementation or completion of critical projects; employee satisfaction; achievements in strengthening the Company’s intellectual property position; recruiting and maintaining personnel; transactions that would constitute a change of control; or any combination of the foregoing. Provided that the Board has specified at least one Performance Criterion intended to qualify an Award as performance-based under Section 162(m) of the Code, the Board may specify other performance goals or criteria (whether or not enumerated in the Plan) as a basis for its exercise of negative discretion with respect to the Award. To the extent consistent with the requirements of Section 162(m) of the Code, the Board may establish that, in the case of any Award intended to qualify as exempt performance-based compensation under Section 162(m) of the Code, one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, and other unusual or infrequently occurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the Performance Period that affect the applicable Performance Criterion or Criteria. With respect to Awards that are not intended to qualify as exempt performance-based compensation under Section 162(m) of the Code, the Board may provide that such Award, and any related Performance Criterion or Criteria, will be adjusted in a manner as determined by the Committee in its sole discretion.

(xi) “Performance Period” means one or more periods of time, established by the Board in its sole discretion, during which attainment of Performance Criteria with respect to one or more Performance Awards are to be measured.

(xii) “Substitute Awards” means Awards issued under the Plan in substitution for equity awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition.

b. No Right to Employment, Service on the Board or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving any Participant the right to continued employment, service on the Board or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effect on Other Benefit Plans. Unless specifically provided otherwise in an applicable Award, the amount of any compensation deemed to be received by a Participant as a result of the receipt or exercise of an Award will not constitute “earnings” with respect to which any other benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

e. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement. Without limiting the generality of the foregoing, the Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish sub-plans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

f. Effective Date and Term of Plan. The Plan was originally adopted by the Board on March 12, 2009, was subsequently amended on each of March 15, 2012, March 7, 2013, February 26, 2014 and March 12, 2015 and was amended and restated in its entirety as of April 8, 2016 (the “Amendment Date”). The Plan, as amended and restated, shall become effective on the date following the Amendment Date on which it is approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan, as amended and restated, was approved by the Company’s stockholders, but Awards previously granted may extend beyond that time.

g. Amendment and Termination of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any required stockholder approval under any applicable legal, regulatory or listing requirement.

h. Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges, other trading systems or national market on which the Stock is listed or entered for trading, in each case as determined by the Board.

i. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Delaware, without regard to any applicable conflicts of law, except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 8(e).

j. Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

k. Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

l. Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Board, nor any person acting on behalf of the Company, any Affiliate, or the Board, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or the Code or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.